[ ** ] Confidential treatment requested

Exhibit 10.148

October 23, 2001

Mr. Steve Majerus
Vice President, Secondary Marketing
E-Loan, Inc.
5875 Arnold Road
Dublin, California 94568

SS# [ ** ] / CCID# [ ** ]

Dear Steve:

GMAC-Residential Funding ("GMAC-RFC") is pleased to offer E-Loan, Inc. a Master Commitment under which GMAC-RFC will commit to purchase certain residential mortgage loans to be delivered in accordance with the provisions of this Master Commitment and subject to the terms and conditions set forth in the Client Contract between E-Loan, Inc. and GMAC-RFC dated as of October 22, 2001, and the GMAC-RFC Client Guide as the same may be supplemented, amended or modified from time to time.

The terms and conditions of this Master Commitment are as follows:

Commitment Amount:	$120,000,000
Term:	October 23, 2001 to October 23, 2002 All delivery commitments taken under this Master Commitment must be ordered on or before October 23, 2002.
Product, Program and Underwriting Variances:	The following Product, Program and Underwriting Variances will apply throughout the term of this Master Commitment.

HOME EQUITY PROGRAM GOAL LINE (line of credit):
E-Loan, Inc. will sell to GMAC-RFC a minimum of [ ** ]of Goal Line products (line of credit) that meet the eligibility requirements set forth in the Client Guide.

HOME EQUITY PROGRAM GOAL LOAN (closed-end fixed-rate loan):
E-Loan, Inc. will sell to GMAC-RFC a minimum of [ ** ]of Goal Loan products (closed-end, fixed-rate loan) that meet the eligibility requirements set forth in the Client Guide.

125 LOAN PROGRAM: E-Loan will sell to GMAC-RFC a minimum of [ ** ]of 125 Loan products that meet the eligibility requirements set forth in the Client Guide.

CREDIT GAP and ALTERNET LOAN PROGRAM:
E-Loan, Inc. will sell to GMAC-RFC a minimum of [ ** ]of a combination of Credit Gap and AlterNet loan products that meet the guidelines set forth in the Client Guide.

ASSETWISE USAGE and PERFORMANCE AGREEMENT: E-Loan, Inc. agrees to deliver 80 percent of this Master Commitment to GMAC-RFC utilizing Assetwise, GMAC-RFC's proprietary Decision Engine.

To significantly enhance and streamline E-Loan, Inc.'s underwriting approval process, it is highly recommended that E-Loan submit its loan deliveries to GMAC-RFC via Assetwise. An Assetwise Usage and Performance Goal of 80% should be targeted for optimum results, with actual performance evaluated by GMAC-RFC periodically. Assetwise Usage will be determined by the Assetwise Certificate, also known as the Assetwise Findings Report. If Assetwise Usage does not meet the recommended level, additional training and guidance will be provided to help E-Loan, Inc. reach the 80% goal.

Pair-off Fee:

Failure by E-Loan, Inc, to deliver to GMAC-RFC the minimum loan volume requirements as stated in the "Product, Program, and Underwriting Variances" section, in fundable form, by October 23, 2002 will result in a pair-off fee due and payable to GMAC-RFC by E-Loan, Inc. within 10 days of written notification from GMAC-RFC. Such pair-off fee shall be equal to [ ** ] basis points on the dollar amounts that fall short of the minimum delivery requirements in the product categories as stated above.

Future Amendments:

GMAC-RFC and E-Loan, Inc, agree to notify each other as necessary when issues arise that are not addressed in this Master Commitment. Any amendments to this commitment letter must be mutually agreed upon in writing and incorporated into this Master Commitment.

Termination:

GMAC-RFC may at any time in the exercise of its sole discretion terminate E- Loan, Inc.'s right to sell loans to GMAC-RFC under this Master Commitment with 30 days` written notice by GMAC RFC to E-Loan, Inc. GMAC-RFC may from time to time in the exercise of its sole discretion modify or supplement any of the program criteria or requirements effective immediately upon notice by GMAC-RFC to E-Loan, Inc.

Confidentiality:

GMAC-RFC and E-Loan, Inc. each agree that the specific terms and provisions of this Commitment is confidential except as required by law or as may be reasonably necessary to be disclosed in connection with the sale or securitization of loans sold to GMAC-RFC by E-Loan, Inc.

Commitment Offer Expiration Date:	This agreement may be canceled at GMAC-RFC's option if an executed copy is not received on or before October 26, 2001.

We look forward to our continued relationship with E-Loan, Inc. If the terms of this commitment letter are agreeable with you, please so indicate by executing both of the enclosed copies, return one original to GMAC-RFC on or before the date indicated above, and retain the other original for your records.

Sincerely,

Lori Zaloumis
Sales Director

AGREED AND ACCEPTED BY:

E-LOAN, INC.

SIGNATURE:

NAME:

TITLE:

DATE: